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                  Meditrust                         Exhibit 11

             Statement Regarding Computation of Earnings Per Share
                    (In thousands except per Share amounts)

                                                                  Year ended December 31,
                                                       ------------------------------------------

Primary                                                 1993                1992              1991
=======                                                 ----               -----             -----
Weighted average shares                               31,310              26,360            21,710
Dilutive effect of:
 Stock options                                           119                 173                83
 Warrants                                                 62                  99               165
                                                     -------             -------          --------
Weighted average number of shares and
 equivalent shares outstanding                        31,491              26,632            21,958
                                                     =======             =======          ========

Net income before extraordinary item                 $63,636             $51,358           $37,909
Loss on prepayment of debt                                                                  (3,684)
                                                     -------             -------           -------
Net income                                           $63,636             $51,358           $34,225
                                                     =======             =======           =======

Per Share amounts:
Net income before extraordinary item                  $2.02                $1.93            $1.73
Loss on prepayment of debt                                                                  (0.17)
                                                      -----               ------           ------
Net income (A)                                        $2.02                $1.93            $1.56
                                                      =====                =====            =====

(A) This calculation is submitted in accordance with Regulation S-K item 601
    (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Fully Diluted
=============
Weighted average number of shares used
 in primary calculation                              31,491              26,632           21,958
Assumed conversion of convertible debentures          5,246               2,491
                                                    -------             -------           ------
Fully diluted weighted average shares
  and equivalent shares outstanding                  36,737              29,123           21,958
                                                    =======             =======          =======

Net income before extraordinary item                $63,636             $51,358          $37,909
Interest and debt issuance costs
  on convertible debentures                          12,352               6,277
                                                    -------             -------          -------
Adjusted net income for fully diluted
  calculation                                        75,988              57,635           37,909
Loss on prepayment of debt                                                                (3,684)
                                                    -------             -------          -------
Net income                                          $75,988             $57,635          $34,225
                                                    =======             =======          =======

Per Share amounts:
   Net income before extraordinary item               $2.07               $1.98            $1.73
   Loss on prepayment of debt                                                              (0.17)
                                                      -----               -----            -----
   Net income (B)                                     $2.07               $1.98            $1.56
                                                      =====               =====            =====

(B) This calculation is submitted in accordance with Regulation S-K item 601(b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.